Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-150936) pertaining to the 2007 Executive Equity Incentive Plan and the 2007 Long-Term Incentive Compensation Plan of FX Real Estate and Entertainment Inc. of our report dated August 23, 2007, with respect to the combined statements of operations, members’ equity and cash flows of Metroflag BP, LLC, Metroflag Polo, LLC, Metroflag Cable, LLC, CAP/TOR, LLC, Metroflag SW, LLC, Metroflag HD, LLC, and Metroflag Management, LLC (“Metroflag”) for the period from January 1, 2007 through May 10, 2007 and our report dated August 13, 2007, with respect to the combined statements of operations, members’ equity and cash flows of Metroflag for the year ended December 31, 2006 included in the FX Real Estate and Entertainment Inc. Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Las Vegas, Nevada April 14, 2010